Exhibit 99.1

FORTRESS INVESTMENT GROUP LLC

Contact:	FOR IMMEDIATE RELEASE

Lilly H. Donohue
212-798-6118

Fortress Reports First Quarter 2008 Financial Results

First Quarter Highlights

•	Assets under management[1] of $34.2 billion, up 46% from 1Q2007

•	Segment management fee revenues of $145 million, up 48% from 1Q2007

•	Raised $2.6 billion of total capital, or $1.9 billion net capital raised

•	Pre-tax distributable earnings of $58 million, versus $220 million from 1Q2007. Fund management DE of $71 million

•	GAAP net loss, excluding principals agreement compensation, of $14 million. GAAP net loss of $69 million

Subsequent Events in the Second Quarter

•	Since quarter-end, raised an additional $1.8 billion of total capital, bringing our year to date total capital raised to $4.4 billion, or $3.5 billion net capital raised

New York, NY. May 8, 2008 – Fortress Investment Group LLC (NYSE: FIG) today reported its results for the first quarter ended March 31, 2008.

First Quarter 2008

For the quarter ended March 31, 2008, our GAAP net loss was $69 million, or $0.74 per diluted share. Excluding principals agreement compensation, first quarter GAAP net loss was $14 million.

Pre-tax distributable earnings for the quarter were $58 million, or $0.13 per dividend paying share, versus $220 million for the first quarter 2007.

For reconciliations from pre-tax distributable earnings and fund management DE to GAAP net income (loss), and from GAAP net income (loss) excluding principals agreement compensation to GAAP net income (loss) see “Reconciliation of Fund Management DE to Pre-tax Distributable Earnings and GAAP Net Income (Loss)” and “Reconciliation of GAAP Net Income (Loss) Excluding Principals Agreement Compensation to GAAP Net Income (Loss)” in this release. Distributable earnings and distributable earnings per dividend paying share are supplemental measures of our operating performance that we believe provide a meaningful basis for comparison between present and future periods2.

[1]	Assets under management in this press release refers to management fee paying assets under management.
[2]	Comparisons of after tax or per share amounts to periods prior to our reorganization, including the first quarter of 2007 (prior to January 17), may not be meaningful because of the impact of the reorganization transactions on our financial statements.

The Company’s quarterly segment revenues and distributable earnings will fluctuate materially depending upon the performance of our funds and the realization of events within our private equity business, as well as other factors. Accordingly, the revenues and profits in any particular quarter should not be expected to be indicative of future results. Quarterly dividends are not necessarily representative of the Company’s earnings in the current quarter.

The following discussion of our results is based on segment reporting as presented in our Quarterly Report on Form 10-Q. Our GAAP statement of operations and balance sheet are presented following this discussion. The following table is a summary presentation of our segment performance with supplemental data provided for informational purposes. For a reconciliation of our segment results to the corresponding GAAP data, see the reconciliation information included later in this release.

Supplemental Data for Three Months:

Three Months Ended March 31, 2008		Private Equity		Hedge Funds		Principal Investments
(in millions)	Total	Funds	Castles	Liquid	Hybrid
AUM
AUM - January 1, 2008	$33,234	$13,278	$3,328	$8,128	$8,500	$—
New capital raised, increase in invested capital	2,672	628	—	1,286	758	—
Realizations (PE) / Redemptions (Hedge Funds)	(843)	(140)	—	(110)	(593)	—
+/- Net Asset Value & Foreign Exchange rate change	(876)	(773)	175	(50)	(228)	—

AUM - Ending Balance	$34,187	$12,993	$3,503	$9,254	$8,437	$—

Segment Revenues
Management fee	$145	$42	$13	$53	$37	$—
Incentive income	32	29	—	3	—	—

Total	177	71	13	56	37	—

Segment Expenses
Profit sharing compensation expenses	(32)	(12)	(1)	(17)	(2)	—
Operating expenses	(74)	(9)	(8)	(24)	(33)	—
Unallocated Expenses	—

Total	(106)	(21)	(9)	(41)	(35)	—

Fund Management DE	71	50	4	15	2	—

Investment Income						(3)
Interest Expense						(10)

Pre-tax Distributable Earnings	$58	$50	$4	$15	$2	$(13)

Weighted Average Dividend Paying Shares and Units Outstanding	431

Three Months Ended March 31, 2007		Private Equity		Hedge Funds		Principal Investments
(in millions)	Total	Funds	Castles	Liquid	Hybrid
AUM
AUM - January 1, 2007	$20,853	$7,539	$2,842	$5,022	$5,450	$—
New capital raised, increase in invested capital	2,967	1,570	125	752	520	—
Realizations (PE) / Redemptions (Hedge Funds)	(771)	(691)	—	(36)	(44)	—
+/- Net Asset Value & Foreign Exchange rate change	377	(20)	—	177	220	—

AUM - Ending Balance	$23,426	$8,398	$2,967	$5,915	$6,146	$—

Segment Revenues
Management fee	$98	$27	$11	$31	$29	$—
Incentive income	285	190	4	45	46	—

Total	383	217	15	76	75	—

Segment Expenses
Profit sharing compensation expenses	(123)	(72)	(2)	(29)	(20)	—
Operating expenses	(54)	(6)	(7)	(17)	(24)	—
Unallocated Expenses	(3)

Total	(180)	(78)	(9)	(46)	(44)	—

Fund Management DE	203	139	6	30	31	—

Investment Income						29
Interest Expense						(12)

Pre-tax Distributable Earnings	$220	$139	$6	$30	$31	$17

Weighted Average Dividend Paying Shares and Units Outstanding	403

Overview

We manage $34.2 billion of assets in private equity funds and hedge funds as of March 31, 2008. Fortress’s revenues consist of (i) management fees, which are based on the size of our funds, (ii) incentive income, which is based on the performance of our funds, and (iii) investment income, which is based on our principal investments.

In the first quarter of 2008, we generated total segment revenues of $177 million, which included management fees of $145 million and incentive income of $32 million. After segment expenses and principal investments, Fortress generated pre-tax distributable earnings of $58 million for the quarter ended March 31, 2008.

For the quarter ended March 31, 2008, the private equity segments accounted for approximately 47% of total segment revenues and the hedge fund segments accounted for approximately 53% of total segment revenues.

For the quarter ended March 31, 2008, the private equity and hedge fund businesses accounted for approximately 76% and 24%, respectively, of total fund management DE.

Private Equity - Funds

For the quarter ended March 31, 2008, the Company’s private equity funds generated $50 million of pre-tax distributable earnings as compared to $139 million for the quarter ended March 31, 2007.

Assets under management as of March 31, 2008 increased 55% to $13.0 billion from $8.4 billion as of March 31, 2007.

We received an incentive income distribution of $17 million, net of employee allocations. One measure of our ability to continue to generate incentive income is our unrealized gains in our private equity funds. Unrealized gains in our funds’ public company holdings totaled $765 million as of March 31, 2008. As of March 31, 2008, our funds’ private equity capital invested in non-public transactions totaled approximately $10.9 billion, and our private equity funds’ unfunded commitments were approximately $2.4 billion.

Private Equity - Castles

For the quarter ended March 31, 2008, the Company’s Castles generated $4 million of pre-tax distributable earnings as compared to $6 million for the quarter ended March 31, 2007.

Assets under management increased 18% to $3.5 billion as of March 31, 2008 from $3.0 billion as of March 31, 2007.

The Castles had an FFO loss of 3.1% for the three months ended March 31, 2008.

Liquid Hedge Funds

For the quarter ended March 31, 2008, the Company’s liquid hedge fund business generated $15 million of pre-tax distributable earnings as compared to $30 million for the quarter ended March 31, 2007.

Assets under management increased 56% to $9.3 billion as of March 31, 2008 from $5.9 billion as of March 31, 2007.

The liquid hedge funds’ gross return was 0.40%3 for the three months ended March 31, 2008. The liquid hedge funds’ gross return estimate for April was 2.36%, for a year to date gross return estimate of 2.76%.

Hybrid Hedge Funds

For the quarter ended March 31, 2008, the Company’s hybrid hedge fund business generated $2 million of pre-tax distributable earnings as compared to $31 million for the quarter ended March 31, 2007.

Assets under management increased 37% to $8.4 billion as of March 31, 2008 from $6.1 billion as of March 31, 2007.

The hybrid hedge funds’ gross return was -1.85%3 for the three months ended March 31, 2008.

Principal Investments

At March 31, 2008, we had $1.0 billion of assets (excluding $0.4 billion of cash and cash equivalents) in our principal investments segment, up from $0.7 billion (excluding $0.3 billion of cash and cash equivalents) at March 31, 2007. During the three months ended March 31, 2008, we increased our commitments to our principal investments by $112 million and funded $69 million of our commitments. We had $177 million of unfunded commitments to our principal investments as of March 31, 2008.

Our principal investments generated a loss of $13 million for the three months ended March 31, 2008. This is comprised of a $3 million loss, primarily from our hedge fund investment returns, and $10 million in interest expense.

Segment Expenses

Segment expenses were $106 million in the first quarter of 2008, down from $180 million from the first quarter of 2007. Segment expenses for the first quarters of 2008 and 2007 included $32 million and $123 million of profit sharing compensation, respectively, which is a function of the performance of various funds.

[3]	The gross returns reflect returns for the applicable period for a “new issue eligible” investor investing in the funds at their inception (before management fees and incentive fees).

Fortress’s headcount increased by approximately 31% since the first quarter of 2007. As of March 31, 2008, the firm and its affiliates employed 833 people around the world.

The Company had $273 million of share-based compensation expense (primarily relating to expense recorded in connection with the principals agreement and the issuance of restricted stock units to Fortress employees in the IPO) for the quarter ended March 31, 2008, which contributed to our reporting a GAAP net loss per share. Share-based compensation expense is not included in segment expenses or in the calculation of distributable earnings.

Dividend

The Company paid a first quarter cash dividend of $0.225 per share on its common stock, for the quarter ending March 31, 2008, on April 15, 2008 to stockholders of record on March 31, 2008.

Quarterly dividends are not necessarily representative of the Company’s quarterly earnings, but are reflective of our anticipated performance over the next four quarters.

Non-GAAP Information

Fortress discloses certain non-GAAP financial information, which management believes provides a meaningful basis for comparison among present and future periods. The following are non-GAAP measures used in the accompanying financial information:

•	Pre-tax distributable earnings (DE)

•	Fund management DE

•	Segment revenues

•	GAAP net income excluding principals agreement compensation

We urge you to read the reconciliation of such data to the related GAAP measures appearing later in this release.

Conference Call

Management will host a conference call today, Thursday, May 8, 2008 at 10:00 AM eastern time. A copy of the earnings release will be posted to the Investor Relations section of Fortress’s website, www.fortress.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-877-717-3044 (from within the U.S.) or 1-706-679-1521 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress First Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. eastern time on Friday, May 16, 2008 by dialing 1-800-642-1687 (from within the U.S.) or 1-706-645-9291 (from outside of the U.S.); please reference access code “44729652.”

Fortress is a leading global alternative asset manager with approximately $34.2 billion in assets under management as of March 31, 2008. Fortress manages private equity funds and hedge funds. Fortress was founded in 1998. For more information regarding Fortress Investment Group LLC or to be added to our e-mail distribution list, please visit www.fortress.com.

Cautionary Note Regarding Forward-Looking Statements — Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the actual amounts of future dividends and what they represent as a percentage of distributable earnings, our public company surplus, sources of management fees, incentive income and investment income, estimated fund performance, the amount and source of expected capital commitments for the new fund and our effective tax rate. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the actual amounts of future dividends and what they represent as a percentage of distributable earnings, our public company surplus, sources of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or our effective tax rate may differ, possibly materially, from these forward-looking statements, and any such differences could cause our actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each of which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Consolidated and Combined Statements of Operations

(dollars in thousands, except share data)

	Three Months Ended March 31,
	2008	2007
Revenues
Management fees from affiliates	$144,057	$43,287
Incentive income from affiliates	37,144	44,229
Other revenues	19,679	19,784
Interest and dividend income - investment company holdings
Interest income	—	243,713
Interest income from controlled affiliate investments	—	4,707
Dividend income	—	7,436
Dividend income from controlled affiliate investments	—	53,174

	200,880	416,330

Expenses
Interest expense
Investment company holdings	—	132,620
Other	10,336	12,019
Compensation and benefits	127,019	217,517
Principals agreement compensation	237,367	138,274
General, administrative and other	16,570	39,305
Depreciation and amortization	2,436	2,009

	393,728	541,744

Other Income (Loss)
Gains (losses) from investments
Investment company holdings
Net realized gains (losses)	—	86,264
Net realized gains (losses) from controlled affiliate investments	—	715,024
Net unrealized gains (losses)	—	(19,928)
Net unrealized gains (losses) from controlled affiliate investments	—	(1,428,837)
Other investments
Net realized gains (losses)	1,613	1,789
Net realized gains (losses) from affiliate investments	247	136,041
Net unrealized gains (losses)	—	(280)
Net unrealized gains (losses) from affiliate investments	(29,817)	(130,828)
Earnings (losses) from equity method investees	(49,129)	195

	(77,086)	(640,560)

Income (Loss) Before Deferred Incentive Income, Principals’ and Others’ Interests in Income of Consolidated Subsidiaries and Income Taxes	(269,934)	(765,974)
Deferred incentive income	—	307,034
Principals’ and others’ interests in (income) loss of consolidated subsidiaries	208,269	535,530

Income (Loss) Before Income Taxes	(61,665)	76,590
Income tax benefit (expense)	(7,252)	(14,447)

Net Income (Loss)	$(68,917)	$62,143

Dividends declared per Class A share	$0.2250	$0.1674

		January 1 through January 16
Earnings Per Unit - Fortress Operating Group
Net income per Fortress Operating Group unit		$0.36

Weighted average number of Fortress Operating Group units outstanding		367,143,000

		January 17 through March 31
Earnings Per Class A share - Fortress Investment Group
Net income (loss) per Class A share, basic	$(0.74)	$(0.87)

Net income (loss) per Class A share, diluted	$(0.74)	$(0.87)

Weighted average number of Class A shares outstanding, basic	94,894,636	82,256,078

Weighted average number of Class A shares outstanding, diluted	406,966,186	82,256,078

Fortress Investment Group LLC

Consolidated Balance Sheets

(dollars in thousands, except share data)

	March 31, 2008 (Unaudited)	December 31, 2007
Assets
Cash and cash equivalents	$372,678	$100,409
Due from affiliates	52,088	198,669
Investments
Equity method investees	1,006,438	1,091,918
Options in affiliates	3,804	16,001
Deferred tax asset	508,380	511,204
Other assets	68,318	71,580

	$2,011,706	$1,989,781

Liabilities and Shareholders’ Equity

Liabilities
Accrued compensation and benefits	$88,306	$269,324
Due to affiliates	477,221	455,734
Dividends payable	21,285	21,285
Deferred incentive income	167,679	173,561
Debt obligations payable	800,000	535,000
Other liabilities	65,468	36,729

	1,619,959	1,491,633

Commitments and Contingencies

Principals’ and Others’ Interests in Equity of Consolidated Subsidiaries	226,820	308,023

Shareholders’ Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 94,597,646 shares issued and outstanding	—	—
Class B shares, no par value, 750,000,000 shares authorized, 312,071,550 shares issued and outstanding	—	—
Paid-in capital	424,566	384,700
Retained earnings (accumulated deficit)	(260,008)	(193,200)
Accumulated other comprehensive income (loss)	369	(1,375)

	164,927	190,125

	$2,011,706	$1,989,781

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Reconciliation of Fund Management DE to Pre-tax Distributable

Earnings and GAAP Net Income (Loss)

(dollars in millions)

	Three Months Ended
	March 31, 2008	March 31, 2007
Fund Management DE	$71	$203

Investment Income (Loss)	(3)	29
Interest Expense	(10)	(12)

Pre-tax Distributable Earnings	58	220

Private equity incentive income	6	15
Hybrid hedge fund incentive income	—	(46)
Castle options management fee	—	1
Distributions of earnings from equity method investees	—	(10)
Earnings from equity method investees	(41)	(11)
Gains/losses on options	(13)	5
Gains/losses on other investments	(18)	—
Employee equity-based compensation	(36)	(38)
Principal compensation	(237)	(138)
Employee portion of incentive income	10	—
Principals’ interest in income of consolidated subsidiaries	209	78
Taxes	(7)	(14)

GAAP Net Income (Loss)[1]	$(69)	$62

[1]	We had GAAP net income of $133.4 million for the period from January 1, 2007 through January 16, 2007 and a GAAP net loss of $71.3 million for the period from January 17, 2007 through March 31, 2007.

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Reconciliation of Segment Revenues to GAAP Revenues

(dollars in millions)

	Three Months Ended
	March 31, 2008	March 31, 2007
Segment Revenues	$177	$383
Adjust incentive income	6	(29)
Adjust income from the receipt of options	—	1
Other revenues	18	14
Consolidation and elimination	—	47

GAAP Revenues	$201	$416

“Distributable earnings” is our supplemental measure of operating performance. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (“GAAP”) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Company units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income and it is not necessarily indicative of liquidity or cash available to fund our operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, see note 10 to our financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

Our management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;

•	in making operating decisions and assessing the performance of each of our core businesses;

•	for planning purposes, including the preparation of our annual operating budgets; and

•	as a valuation measure in strategic analyses in connection with the performance of our funds and the performance of our employees.

Growing distributable earnings is a key component to our business strategy and distributable earnings is the supplemental measure used by our management to evaluate the economic profitability of each of our businesses and our total operations. Therefore, we believe that it provides useful information to our investors in evaluating our operating performance. Our definition of distributable earnings is not based on any definition contained in our amended and restated operating agreement.

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Reconciliation of GAAP Net Income (Loss) Excluding Principals Agreement

Compensation to GAAP Net Income (Loss)

(dollars in thousands)

Three months ended March 31, 2008
GAAP net loss	$(68,917)
Principals agreement compensation	237,367
Portion not allocable to public shareholders	(182,155)

GAAP net loss excluding principals agreement compensation	$(13,705)